Exhibit 10.3

IEC ELECTRONICS CORP.

RESTRICTED SHARE AWARD AGREEMENT
PURSUANT TO
2010 OMNIBUS INCENTIVE COMPENSATION PLAN

THIS RESTRICTED SHARE AWARD AGREEMENT (the “Award Agreement”), is dated as of [ ] (hereinafter, the “Date of Grant”), by and between IEC Electronics Corp., a Delaware corporation (the “Company”), and [ ], an employee of the Company or one of its Subsidiaries or Affiliates (the “Grantee”).
WHEREAS, the Company has adopted the IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (the “Plan”) pursuant to which awards of restricted shares of the Company’s common stock may be granted to persons including employees of the Company or one of its Subsidiaries or Affiliates; and
WHEREAS, in accordance with the provisions of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Board”) has authorized the grant of restricted shares on the terms and conditions herein set forth and as otherwise provided in the Plan.
NOW, THEREFORE, in consideration of services rendered and to be rendered by Grantee and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.    Incorporation by Reference, Etc.    The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan; provided, however, in the event of any conflict between the Plan and this Award Agreement, this Award Agreement shall be controlling. The Compensation Committee (the “Committee”) of the Board shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Award Agreement.
2.    Grant of Restricted Shares. The Company hereby grants to the Grantee as of the Date of Grant a Restricted Share Award consisting of [ ] shares of common stock of the Company, $.01 par value (the “Restricted Shares”), on the terms and conditions and subject to the restrictions set forth in this Award Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3 hereof.
3.    Restriction Periods and Vesting. All of the Restricted Shares are non-vested and forfeitable as of the Date of Grant. Except as otherwise provided in this Award Agreement and the Plan, the Restricted Shares shall vest, rounded to the nearest whole share, as follows:
On the first anniversary of the Date of Grant - [ ]% of the Restricted Shares;

Exhibit 10.3

On the second anniversary of the Date of Grant - [ ]% of the Restricted Shares;
On the third anniversary of the Date of Grant - [ ]% of the Restricted Shares; and
On the fourth anniversary of the Date of Grant - the remaining [ ]% of the Restricted Shares;
provided Grantee is continuously an employee of the Company or any of its Subsidiaries or Affiliates throughout the period from the Date of Grant until the applicable anniversary. Each such anniversary is hereinafter referred to as the “Vesting Date”.
4.    Restrictions on Transfer. Except as otherwise provided in this Award Agreement, until the Restricted Shares vest and become non-forfeitable on the applicable Vesting Date, they may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and they shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, exchange, transfer, pledge, hypothecation, or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Restricted Shares, shall be null and void and without effect.
5.    Termination of Employment; Detrimental Activities. Except as provided in Section 10 hereof, unvested Restricted Shares shall be immediately and automatically forfeited, without consideration and without any further action by the Company, by the Grantee upon the Grantee’s termination of employment with the Company or any of its Subsidiaries or Affiliates for any reason whatsoever, whether with or without cause. Such unvested and forfeited Restricted Shares shall be returned to or cancelled by the Company. Notwithstanding Section 11 hereof, if the Grantee engages in any Detrimental Activity (as defined in the Plan) prior to the vesting of the Restricted Shares, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict this Award of Restricted Shares. If the Grantee engages in any Detrimental Activity (as defined in the Plan) after the vesting of the Restricted Shares, Section 8.3 of the Plan shall apply.
6.    Taxes and Section 83(b) Election.
6.1.    Income Taxes and Tax Withholding
The Grantee acknowledges that upon the date any Restricted Shares granted hereby become vested (or, in the event that the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”), upon the Date of Grant with respect to all Restricted Shares) the Grantee will be deemed to have taxable income measured by the then Fair Market Value of such Restricted Shares. The Grantee acknowledges that any income or other taxes due from Grantee with respect to such Restricted Shares shall be the Grantee’s responsibility.
The Grantee agrees that the Company or any its Subsidiaries or Affiliates may withhold from the Grantee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration or in kind from the Restricted Shares. The Grantee further agrees that, if the Company does not withhold an amount from the Grantee’s remuneration

Exhibit 10.3

sufficient to satisfy the Company’s withholding obligation, the Grantee will reimburse the Company or its Subsidiary or Affiliate on demand, in cash, for the amount under-withheld.
Notwithstanding any action the Company or any of its Subsidiaries or Affiliates takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company: (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares or the subsequent sale of any shares of Stock; and (ii) does not commit to structure the Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.
6.2    Section 83(b) Election
Grantee understands that Grantee may elect to be taxed at the time of the Date of Grant, rather than at the time the restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Date of Grant. In the event Grantee files an 83(b) Election, Grantee will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such shares as of the Date of Grant. If Grantee elects to make a Section 83(b) Election, Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service within 10 days of filing notice of such election. Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award of Restricted Shares hereunder, and does not purport to be complete. GRANTEE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE GRANTEE’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED GRANTEE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH GRANTEE MAY RESIDE AND THE TAX CONSEQUENCES OF GRANTEE’S DEATH OR FORFEITURE OF SHARES AFTER AN 83(b) ELECTION.

7.	Stock Certificates.
7.1    Certificate; Book Entry
The Company, in its discretion, shall issue the Restricted Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Restricted Shares, including any restrictions that are advisable under the rules, regulations and other requirements of the SEC, the NYSE American or any other stock exchange or quotation system upon which such Restricted Shares are then listed or reported and any applicable federal or state laws.
7.2    Legend
The Grantee agrees that any certificate issued for the Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend, and any account for shares held in book entry form shall bear a similar notation:

Exhibit 10.3

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE IEC ELECTRONICS CORP. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN, AND IN A RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.
7.3    Custody
The Company may retain physical custody of the certificates representing the Restricted Shares, or control of the applicable book entry account, until all of the restrictions on transfer pursuant to this Award Agreement lapse or shall have been removed. In the event the Company retains physical custody of the certificates representing the Restricted Shares, or control of the applicable book entry account, the Grantee shall not retain physical custody of any certificates representing unvested Restricted Shares issued to Grantee.
7.4    Delivery of Certificates Upon Vesting
Upon the lapse of restrictions relating to any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Restricted Shares issued in book-entry form or deliver to the Grantee or the Grantee’s personal representative a stock certificate representing a number of shares of common stock, free of the restrictive legend described above, equal to the number of Restricted Shares with respect to which such restrictions have lapsed. If certificates representing such Restricted Shares shall have heretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of common stock.
7.5    Unvested Forfeited Shares
Any Restricted Shares forfeited pursuant to this Award Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Company nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares, including the right to vote the Restricted Shares or receive dividends or other distributions paid or made with respect thereto. If certificates for any such Restricted Shares containing restrictive legends shall have theretofore been delivered to the Grantee (or Grantee’s legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.
7.6    Stock Power; Power of Attorney
Concurrently with the execution and delivery of this Award Agreement, if requested by the Company, Grantee shall deliver to the Company an executed stock power in the form attached

Exhibit 10.3

hereto as Exhibit A, in blank, with respect to such Restricted Shares. Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as Grantee’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares.
8.    Capital Changes and Adjustments. This Award shall be adjusted by the Committee at the same time as adjustments are made in accordance with Section 4.2 of the Plan with regard to “Adjustments in Authorized Stock Awards” in a manner similar to, and subject to, the same requirements under Section 4.2 of the Plan.
9.    Shares Issued Upon Changes in Capitalization. The restrictions imposed under this Award Agreement shall apply as well to all shares or other securities issued in respect of the Restricted Shares in connection with any stock split, stock dividend, stock distribution, recapitalization, reclassification, merger, consolidation or reorganization.
10.    Lapse of Restrictions and Acceleration of Vesting. Prior to the lapsing of the restrictions in accordance with Section 3 hereof, in the event of (a) any Change in Control of the Company (as defined in the Plan), or (b) the Grantee’s termination of employment with the Company or any of its Subsidiaries or Affiliates by reason of death, Disability, or Retirement, the restrictions set forth in this Award Agreement shall immediately lapse, the Restricted Shares shall become fully vested, and the Company shall issue the certificate representing the Restricted Shares without a restrictive legend.
11.    Amendment to this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award, prospectively or retroactively; provided, however, that, except as set forth in the Plan, any such waiver, amendment, alteration, suspensions, discontinuance, cancelation or termination that would materially and adversely impair the rights of the Grantee, or any holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the Grantee, holder or beneficiary.
12.    Right of Employment. Nothing contained herein shall confer upon the Grantee any right to be continued in the employment of the Company or any of its Subsidiaries or Affiliates, or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates, which is hereby reserved, to terminate Grantee’s employment at any time for any reason whatsoever, with or without cause and with or without advance notice.
13.    Rights as a Stockholder. Upon award of the Restricted Shares and subject to the restrictions contained in Sections 3, 4, 5 and 7, the Grantee shall be the record owner of the Restricted Shares and shall have all the rights of a stockholder of the Company with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive all dividends and other distributions paid or made with respect thereto. All such other distributions shall be credited to the Grantee subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid and shall be paid to the Grantee promptly after the full vesting of the Restricted Shares with respect to which such distributions were made.
14.    Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 105 Norton

Exhibit 10.3

Street, P.O. Box 271, Newark, New York 14513, addressed to the attention of the Corporate Secretary and, if to the Grantee, shall be delivered personally or mailed to the Grantee at Grantee’s address as the same appears on the records of the Company. Each such notice delivered personally shall be deemed to have been given when delivered. Each such notice delivered by mail shall be deemed to have been given when it is deposited in the United States mail. The Grantee hereby agrees to promptly provide the Company with written notice of any change in the Grantee’s address for so long as this Award Agreement remains in effect.
15.    Interpretations of this Award Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Grantee. The Award and the Restricted Shares are subject to the provisions of the Plan which are incorporated herein by reference. In the event there is any inconsistency between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall govern.
16.    Successors and Assigns. This Award Agreement shall bind and inure to the benefit of the Company and the successors and assigns of the Company and to the Grantee and to the Grantee’s heirs, executors, administrators, successors and assigns.
17.     Discretionary Nature of Plan. The Plan is discretionary and may be amended, modified or terminated by the Company at any time, in its discretion. The grant of the Restricted Share Award in this Award Agreement does not create any contractual right or other right to receive any Restricted Share Award or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company or one of its Subsidiaries or Affiliates.
18.     No Impact on Other Benefits. The value of the Grantee’s Restricted Share Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
19.    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
20.     Counterpart Execution. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Facsimile signatures shall have the effect of actual signatures for purposes of this Award Agreement.
21.    Acknowledgement; Bound by Plan. By signing this Award Agreement, the Grantee acknowledges that Grantee has received a copy of the Plan, has had an opportunity to review the Plan and this Award Agreement in their entirety, understands all provisions of the Plan and this Award Agreement, and agrees to be bound by, and to comply with, all the terms and provisions of the Plan and this Award Agreement.

Exhibit 10.3

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Grantee has set Grantee’s hand, on the day and year first above written.
IEC ELECTRONICS CORP.

By:
Name:    Jeffrey T. Schlarbaum
Title:    President and Chief Executive Officer

Grantee

[name]

Exhibit 10.3

Exhibit A

STOCK POWER

For value received, the undersigned hereby sells, assigns and transfers unto IEC Electronics Corp. (the “Corporation”) _________ shares of the Common Stock of the Corporation standing in my name on the books of said Corporation represented by Certificate(s) No(s)._______, and does hereby irrevocably constitute and appoint ________________________________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.
Dated:________________
[name]